Registration No. 33-57024
                                                           Rule 424(b)(3)


         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 23, 1993

                ML Home Equity Loan Asset Backed Certificates,
                      Series 1993-1, Class A and Class B
                       MERRILL LYNCH CREDIT CORPORATION
                                   Servicer
                  MERRILL LYNCH HOME EQUITY ACCEPTANCE, INC.
                                    Seller

_____________________________________________________________________________

     On February 26, 1993, the ML Home Equity Loan Trust 1993-1 (the "Trust") issued the ML Home Equity Loan Asset Backed Certificates, Series 1993-1 in an original aggregate principal amount of $303,380,000. Each Certificate represented an undivided interest in the Trust created pursuant to a Pooling and Servicing Agreement dated as of February 1, 1993 by and among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" on page 22 of the Prospectus are hereby updated, in their entirety, as follows:

                                    1993-1

                     MORTGAGE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                            --------------------------------------------------------------------------
                               1992        1993         1994         1995        1996         1997
                            ----------  ----------   ----------   ----------  ----------    ----------
Number of Revolving
  Credit Line Loans
  Serviced  . . . . . .         15,084      13,839       15,598       25,056      28,368        31,395
Aggregate Loan Balance
  of Revolving Credit
  Line Loans Serviced .     $1,062,930  $1,037,427   $1,079,693   $1,293,483  $1,353,800    $1,387,217
Loan Balance of
  Revolving Credit Line
  Loans 2 Mos.
  Delinquent. . . . . .     $    3,717  $    5,161   $    5,358   $    8,447  $    8,292    $    5,450
Loan Balance of
  Revolving Credit
  line Loans 3 Mos.
  or more Delinquent. .     $   18,751  $   17,508   $   22,989   $   33,763  $   39,508    $   44,104
Total of 2 Months or
  more Delinquent as a
  Percentage of
  Aggregate
  Loan Balance of
  Revolving
  Credit Line Loans
  Serviced. . . . . . .          2.11%       2.19%        2.63%        3.26%       3.53%         3.57%


                        MORTGAGE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                             -------------------------------------------------------------------------
                                1992         1993         1994         1995        1996        1997
                             ----------  ----------   ----------   ----------   ----------  ----------
As of end of Period:
  Number of Revolving
  Credit Line Loans
  Serviced  . . . . . . .        15,084       13,839       15,598       25,056     28,368       31,395
Aggregate Loan Balance
  of Revolving Credit
  Line Loans Serviced . .    $1,062,930   $1,037,427   $1,079,693   $1,293,483  1,353,800   $1,387,217
For the Period:
  Gross Charge Offs
    Dollars . . . . . . .    $    1,447   $    3,153   $    1,118   $    3,700  $   1,860   $    4,269
    Percentage(1) . . . .         0.14%        0.30%        0.10%        0.29%      0.14%        0.31%

__________________________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in the table entitled "Cut-Off Date Trust Balances" under the heading "The Mortgage Loan Pool" on page 25 of the Prospectus are hereby updated to indicate, as of December 31, 1997, the Loan Balances of the Mortgage Loans:

                                    1993-1

                    LOAN BALANCES AS OF DECEMBER 31, 1997

                                                        Number of                                  % of Pool
                                                         Mortgage                Trust               by Trust
        Range of Trust Balances                            Loans                Balance              Balance
--------------------------------------------            -----------         ---------------        ----------
$    4,999.99 or Lower. . . . . . . . . . . .                39              $  76,793.74             0.19%
$    5,000.00-    9,999.99  . . . . . . . . .                73                539,478.06             1.34
$   10,000.00-   14,999.99  . . . . . . . . .                61                746,526.78             1.86
$   15,000.00-   19,999.99  . . . . . . . . .                49                841,025.84             2.09
$   20,000.00-   24,999.99  . . . . . . . . .                34                775,476.55             1.93
$   25,000.00-   29,999.99  . . . . . . . . .                26                725,372.32             1.81
$   30,000.00-   34,999.99  . . . . . . . . .                31              1,002,153.04             2.50
$   35,000.00-   39,999.99  . . . . . . . . .                19                710,472.13             1.77
$   40,000.00-   44,999.99  . . . . . . . . .                23                983,407.28             2.45
$   45,000.00-   49,999.99  . . . . . . . . .                20                953,121.21             2.37
$   50,000.00-   54,999.99  . . . . . . . . .                19                973,079.42             2.42
$   55,000.00-   59,999.99  . . . . . . . . .                16                924,582.99             2.30
$   60,000.00-   64,999.99  . . . . . . . . .                16              1,001,874.30             2.49
$   65,000.00-   69,999.99  . . . . . . . . .                 6                396,948.27             0.99
$   70,000.00-   74,999.99  . . . . . . . . .                 7                513,427.26             1.28
$   75,000.00-   99,999.99  . . . . . . . . .                40              3,437,529.28             8.56
$  100,000.00-  149,999.99  . . . . . . . . .                42              5,062,889.66            12.60
$  150,000.00-  199,999.99  . . . . . . . . .                22              3,829,892.04             9.54
$  200,000.00-  249,999.99  . . . . . . . . .                13              3,017,340.31             7.51
$  250,000.00-  299,999.99  . . . . . . . . .                 7              2,015,203.41             5.02
$  300,000.00-  349,999.99  . . . . . . . . .                12              3,946,329.83             9.83
$  350,000.00-  399,999.99  . . . . . . . . .                 1                368,164.84             0.92
$  400,000.00-  449,999.99  . . . . . . . . .                 1                400,228.72             1.00
$  450,000.00-  499,999.99  . . . . . . . . .                 2                956,239.63             2.38
$  500,000.00-  549,999.99  . . . . . . . . .                 2              1,040,313.24             2.59
$  550,000.00-  599,999.99  . . . . . . . . .                 2              1,160,814.15             2.89
$  600,000.00-  649,999.99  . . . . . . . . .                 1                623,494.77             1.55
$  700,000.00-  749,999.99  . . . . . . . . .                 1                703,625.77             1.75
$  900,000.00-  949,999.99  . . . . . . . . .                 1                941,372.11             2.34
$1,400,000.00-1,499,999.99  . . . . . . . . .                 1              1,497,839.42             3.73
                                                        -----------         ---------------        ----------
                TOTALS. . . . . . . . . . . .               587            $40,165,016.37           100.00%
                                                        ===========         ===============        ==========


                         ___________________________
         The date of this Prospectus Supplement is April 13, 1998.